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                                                                  EXHIBIT (10)-5
                              Unicom Corporation and Commonwealth Edison Company
                                           Form 10-K File No. 1-11375 and 1-1839



                              Unicom Corporation
                     1999 Long-Term Performance Unit Award
                           Payable in 2002 under the
            Unicom Corporation Long-Term Incentive Plan, as amended


Unicom Corporation, an Illinois corporation (the "Company"), hereby grants to each individual described in Section 1 hereof as of January 1, 1999 (the "Grant Date"), in accordance with the provisions of the Unicom Corporation Long-Term Incentive Plan, as amended (the "Plan"), a performance unit award (each, an "Award") expressed as a number of performance units, in the amount and upon and subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.  Participation:
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    (a) The following individuals shall be participants eligible to receive an
    Award hereunder ("Participants"): any regular non-temporary employee of the Company or its affiliates (including, but not limited to Commonwealth Edison Company ("ComEd") and collectively referred to herein as the "Employers") who, on the Grant Date and for at least 180 days of the Performance Period, is a member of one of the following groups of eligible employees: (i) an officer; (ii) classified as an Executive Level or its equivalent, or (iii) classified as a Key Management Level or its equivalent and who has been designated by the Company as eligible to participate hereunder.

    (b) An individual who becomes an officer, Executive Level, designated Key Management Level or is hired after the Grant Date but prior to June 30, 2001 into one of the groups of eligible employees described above (each, a "New Employee") shall also be a Participant; provided, however, that such individual must be an eligible employee through either actual or deemed employment for at least 180 days of the Performance Period in order to be eligible to receive an Award.

    For purposes of the above, eligible employees' pay classifications shall be those used by the Company or ComEd or, if a Participant's Employer maintains a system of pay classification different from those described above, a classification mutually determined by such employer and the Company to be comparable to the Company's eligible classifications.

    Notwithstanding the preceding, an eligible employee described above who participates in another long term performance award program ("Other Program") sponsored by an Employer will not be eligible to participate in this Award. If such individual is no longer eligible to participate in an Other Program, then he or she may be deemed eligible to be a Participant and any Award payable to such individual shall be prorated using the proration formula provided in Section 6.2. Similarly, if a Participant becomes eligible to participate in an Other Program, then such individual will cease to be a Participant hereunder and any Award payable to such individual will be prorated using the proration formula provided in Section 6.1.

2.  Base Unit.  The number of performance units (rounded to the nearest one
    ---------
    hundredth) granted for each Participant's Award (the "Base Unit") shall equal (a) the product of (i) the Participant's Salary (as defined below), multiplied by (ii) the applicable Target Award Opportunity percentage (set forth below), (b) divided by the average of the closing prices of a share of Common Stock as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions during the calendar quarter
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    ending on December 31, 1998 (appropriately adjusted for any stock-split, stock dividend, or other similar event):

    Target Award Opportunities

                                                       --------------
                                                           Target
        -------------------------------------------------------------
        Chairman & CEO                                       50%
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        Executive Vice President (Line)                      45%
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        Executive Vice President (Staff)                     40%
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        Senior Vice President                                35%
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        Vice President (Officers)                            25%
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        Other Executives                                     20%
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        Designated Key Managementl                           15%
        -------------------------------------------------------------

    For purposes hereof, "Salary" shall mean, with respect to any Participant, such Participant's annual scheduled rate of pay as of March 29, 1999, together with the annual income from any deferred compensation units previously granted to the Participant, if applicable; provided, however, that with respect to a Participant who is a New Employee, Salary shall mean such New Employee's annual scheduled rate of pay as of the date such individual becomes a New Employee (the "Start Date").

3.  Performance Period.  The Performance Period shall commence on January 1,
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    1999 and end on December 31, 2001.

4.  Payment Amount.  The amount payable in connection with any Award (a "Payment
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    Amount") shall be a dollar amount equal to the product of (i) the Employee's
    Base Value (as defined below), multiplied by (ii) the applicable Component Weights (as indicated below) for each of the three year goals (the "Goals") established specifically for this Program, multiplied by, (iii) the composite of the achieved percentage of each applicable Goal, as determined by the Committee, expressed as a percentage of target ranging from 50% to 200% ; provided the initial threshold is met.

    (a) "Base Value" means the product of (i) each Participant's Base Unit multiplied by, (ii) the average of the closing prices of a share of Common Stock as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions during the calendar quarter ending on the last day of the Performance Period (appropriately adjusted for any stock-split, stock dividend or other similar event).

    (b) "Component Weights" are those set forth below:

                                             ----------------------------------
                                                     Component Weight
                                             ----------------------------------
                             Participant       Corporate         Business Unit
--------------------------------------------------------------------------------
Line Business Units      Business Unit Head      50%                  50%
                         -------------------------------------------------------
                         All Others              25%                  75%
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Corporate Staff
Business Units           Officers               100%                   0%
                         -------------------------------------------------------
                         Non-Officers           100%                   0%
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    (c)  The "Goals" shall mean:

         (1) Corporate Measures: Cumulative three-year Corporate Shareholder Value Added (SVA) and Overall Customer Satisfaction Index (2001 Index).

         (ii) Business Unit Measures: Three-year strategic/financial goals set for each Business Unit, as approved by the Committee.

5.  Settlement of Awards.  The Payment Amount shall become payable upon the last
    --------------------
    day of the Performance Period and shall be paid by the Company within 90 days thereafter. The Payment Amount shall be paid 50% in cash and 50% in shares of Common Stock; provided, however, that, if a Participant elects under the Unicom Corporation Stock Bonus Deferral Plan to defer up to 100% of the Payment Amount, the amount so deferred shall be paid in shares of Common Stock; and provided further, that shares that may become payable to a Participant hereunder shall not be issued if the aggregate number of shares payable to such Participant does not exceed 25 (and, in such case, cash shall be paid in an amount equal to the value of the shares that would have been issued but for this proviso). Fractional shares of Common Stock that may become payable to a Participant hereunder shall be issued if the shares issuable to such Participant exceed 25 and are held in non-certificated, book-entry or electronic form; otherwise, any such fractional shares shall be paid in cash. For purposes of determining the number of shares of Common Stock payable pursuant to this Section, a share of Common Stock shall be valued at the average of the closing prices of a share of Common Stock as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions during the calendar quarter ending on the last day of the Performance Period (appropriately adjusted for any stock-split, stock dividend or other similar event).

6.  Employment for Less than Full Performance Period.
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    6.1.  Termination of Employment.  Except as provided in the immediately
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    following sentence, if a Participant's employment with an Employer is terminated prior to the last day of the Performance Period for any reason, the Participant shall forfeit his or her Award and no amount shall be payable hereunder. If a Participant's employment with an Employer is terminated prior to the last day of the Performance Period due to such Participant's (i) termination as a result of the sale, permanent closure or other disposition of any generation facility, the sale or other disposition of any business unit or functional group (or portion thereof) that includes such Participant or the Company's decision to have a third party provide the services performed by the functional group that includes such Participant (in any such case, a "Permitted Termination"), (ii) retirement under the pension plan of any of the Employers, (iii) death, or (iv) acceptance of severance pay under a voluntary separation plan or entitlement to payment under any other severance plan or arrangement that provides for an Award, and such individual was a Participant for at least 180 days of the Performance Period, then the Payment Amount for such Participant shall be amount equal to the Payment Amount calculated in accordance with Section 4 hereof multiplied by a fraction, the numerator of which is the number of days in the Performance Period that have elapsed between the commencement of the Performance Period (in the case of a Participant described in Section 1(a)), or the Start Date (in the case of a New Employee), and the date of such Permitted Termination, retirement or death (as the case may be) and the denominator of which is the total number of days in the Performance Period. Any Payment Amount calculated in accordance with the immediately preceding sentence shall be paid as provided in Section 5 hereof within 90 days after the last day of the Performance Period.

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    6.2.  New Employees.  The Payment Amount for any Participant who is a New
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    Employee and whose Start Date was on or before June 30, 2001, who remains employed through the last day of the Performance Period and who was a Participant for at least 180 days of the Performance Period shall be an amount equal to the Payment Amount calculated in accordance with Section 4 hereof multiplied by a fraction, the numerator of which is the number of days in the Performance Period that have elapsed between the New Employee's Start Date and the end of the Performance Period and the denominator of which is the total number of days in the Performance Period. Any Payment Amount calculated in accordance with the immediately preceding sentence shall be paid as provided in Section 5 hereof within 90 days after the last day of the Performance Period.

    6.3.  Promotions and Demotions.
          ------------------------

          (a) If a Participant's pay classification changes during the Performance Period to a pay classification that remains included within the groups of eligible employees set forth in Section 1(a), then such individual shall be entitled to an Award in an amount equal to the Payment Amount calculated in accordance with Section 4 hereof, but based upon the sum of the products of (i) the Base Unit applicable to each pay classification held by such Participant during the Performance Period, multiplied by (ii) a fraction the numerator of which is the number of days during the Performance Period that each such pay classification was held and the denominator of which is the total number of days in the Performance Period.

          (b) If a Participant is demoted during the Performance Period to a pay classification below those included within the groups of eligible employees set forth in Section 1(a) and such individual was a Participant for at least 180 days of the Performance Period, then such individual shall be entitled to an Award in an amount equal to the Payment Amount calculated in accordance with Section 4 hereof multiplied by a fraction the numerator of which is the number of days in the Performance Period that such individual was an eligible employee and the denominator of which is the total number of days in the Performance Period.

          (c) If an individual who was not, as of the Grant Date, eligible to participate hereunder is promoted on or before June 2001 to a pay classification that is included within the groups of eligible employees set forth in Section 1(a) and such individual is a Participant for at least 180 days of the Performance Period, then such individual shall be entitled to an Award in an amount equal to the Payment Amount calculated in accordance with Section 4 hereof multiplied by a fraction the numerator of which is the number of days in the Performance Period that such individual was an eligible employee and the denominator of which is the total number of days in the Performance Period.

    6.4.  Reduction of Payment Amount in Certain Circumstances.  In the event
          ----------------------------------------------------
    that a Participant takes a voluntary leave of absence or a leave of absence for long-term disability during all or any portion of the Performance Period and such individual was a Participant for at least 180 days of the Performance Period, the Payment Amount for such Participant's Award shall be prorated by multiplying it by a fraction, the numerator of which is the number of days during the Performance Period that the Participant was actively at work for an Employer (or Employers) and the denominator of which is the total number of days in the Performance Period.

    6.5.  Transfer from One Business Unit to Another Business Unit.  If a
          --------------------------------------------------------
    Participant is transferred from one business unit to another business unit and such individual was a Participant for at least 180 days of the Performance Period, the Participant's Payment Amount will be the sum of prorations with respect to

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    each business unit. Each proration will equal (i) the Payment Amount, multiplied by (ii) a fraction, the numerator of which is the number of days the Participant was in the applicable business unit and the denominator of which is the total number of days in the Performance Period.

7.  Rights as a Stockholder.  No Participant shall have any rights as a
    -----------------------
    stockholder of the Company with respect to any shares of Common Stock that may be payable hereunder unless and until such shares have been issued to such Participant or otherwise credited to an account for the benefit of such Participant.

8.  Additional Terms and Conditions of Award.
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    8.1.  Nontransferability of Award.  In accordance with Section 13.5 of the
          ---------------------------
    Plan, no Award or other related benefit may, except as otherwise specifically provided by the Plan or by law, be transferable in any manner other than by will or the laws of descent and distribution, and any attempt to transfer any such Award or other benefit shall be void; provided, however, that the foregoing shall not restrict the ability of any Participant to transfer any cash or Common Stock received as part of the Payment Amount. In accordance with Section 13.5 of the Plan, Awards or other benefits payable under Awards shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award or benefits, nor shall they be subject to attachment or legal process for or against such person.

    8.2.  Withholding Taxes.  As a condition precedent to the delivery to the
          -----------------
    Participant of cash or Common Stock hereunder and in accordance with Section
    13.4 of the Plan, the Company may deduct from any amount (including any Payment Amount) payable then or thereafter payable by the Company or any of its subsidiaries to the Participant, or may request the Participant to pay to the Company in cash, such amount as the Company or any of its subsidiaries may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over with respect to the Award.

    8.3.  Compliance with Applicable Law.  Each Award is subject to the
          ------------------------------
    condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of such shares hereunder, such shares may not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained.

    8.4  Award Subject to the Plan.  This Award is subject to the provisions of
         -------------------------
    the Plan, and shall be interpreted in accordance therewith.

    8.5.  Administration.  Senior management administers the Program and has the
          --------------
    authority to interpret, administer, and implement it, and to approve goal determinations and performance achievement. Senior management and the Compensation Committee of the Board of Directors may, in its sole discretion, make adjustments to Program performance measures in order to take into account changes in accounting rules, principles or methods, or the occurrence of extraordinary events. The Company reserves the right to revise or terminate the Program at any time with no advance notice.

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